SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2010

OPTIONABLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51837	52-2219407
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

(Address of principle executive offices)

(914) 773-1100
(Registrant’s telephone number, including area code)

1230 Avenue of the Americas, 7th floor, New York, NY, 10020
(Former name or former address, if changed since last report)

Copies to:
Charles F. McCormick, Esq.
McCormick & O’Brien, LLP
9 East 40th Street, 4th Floor
New York, New York 10016
Phone: (212) 286-4471
Fax: (212) 504-9574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 25, 2010, the board of directors (the “Board”) of Optionable, Inc (the “Company”) amended and restated the Company’s by-laws (as amended and restated, the “By-Laws”), effective immediately.

The amendment to Article I, Section 6 decreases the quorum requirement at an annual meeting of shareholders from a majority to one-third of the issued and outstanding shares entitled to be voted. The amendment to Article I, Section 1 provides that the location of the annual meeting of shareholders may be held at any place the Board designates, not just the Company’s registered offices.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the By-Laws, a copy of which is attached hereto as an exhibit.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

3.1.Amended and Restated By-Laws of Optionable, Inc.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTIONABLE, INC.

Date: June 25, 2010	By:	/s/ Brad P. O’Sullivan
Brad P. O’Sullivan Interim Chief Executive Officer